Exhibit 99.1

CONTACT:	Investor Relations	Corporate Communications
	404-715-2170	404-715-2554, media@delta.com

Delta Air Lines Announces June Quarter Profit

•	June quarter 2017 GAAP pre-tax income of $1.89 billion, net income of $1.2 billion and earnings per diluted share of $1.68
•	June quarter 2017 adjusted pre-tax income[1] of $1.85 billion, adjusted net income of $1.2 billion and adjusted earnings per diluted share of $1.64
•	Delta returned $748 million to shareholders through dividends and share repurchases

ATLANTA, July 13, 2017 – Delta Air Lines (NYSE:DAL) today reported financial results for the June quarter 2017. Highlights of those results, including both GAAP and adjusted metrics, are below and incorporated here.

Adjusted pre-tax income for the June 2017 quarter was $1.85 billion, a $172 million increase from the June 2016 quarter, primarily driven by higher revenue. Delta recorded a June quarter 2017 adjusted operating margin of 18.4 percent. Delta delivered these results despite a $125 million negative impact from the operational disruption following severe storms in Atlanta in early April.

“The June quarter ranks among the best in Delta’s history as our people delivered top financial, operational, and customer satisfaction results – and it is an honor to recognize that performance with an additional $338 million toward our 2017 profit sharing,” said Ed Bastian, Delta’s chief executive officer.  “While 2017 is a transition period for Delta, we are encouraged by the improvement in unit revenues, leading to increasing conviction in our ability to expand margins as we move through the back half of the year.”

Revenue Environment

Delta’s record operating revenue of $10.8 billion for the June quarter was up $344 million versus prior year, despite a $115 million headwind from April‘s operational disruption.

Passenger revenue increased $261 million, including $100 million from Delta’s Branded Fares initiatives. Passenger unit revenues increased 2.5 percent on 0.4 percent higher capacity.

Cargo revenue increased 11 percent, driven by higher volumes in freight and mail. Other revenue increased 5 percent primarily due to higher SkyMiles revenue and third-party refinery sales.

“The June quarter marked Delta’s return to unit revenue growth after two and a half years. This improvement resulted from a strengthening demand environment and our commercial initiatives to provide customers more choice, an innovative experience, and a broader global network,” said Glen Hauenstein, Delta’s president. “We expect this momentum to continue in the September quarter, with passenger unit revenue growth of 2.5 to 4.5 percent as we focus on driving a sustainable revenue premium to the industry.”

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		Increase (Decrease)
		2Q17 versus 2Q16
		Change	Unit
Revenue	2Q17 ($M)	YoY	Revenue	Yield	Capacity
Mainline	4,962	5.1%	2.5%	1.9%	2.5%
Regional	1,532	2.2%	5.1%	4.6%	(2.8) %
Total Domestic	6,494	4.4%	2.8%	2.1%	1.6%
Atlantic	1,501	(0.6) %	(1.9) %	(7.1) %	1.3%
Pacific	578	(12.9) %	(2.2) %	(0.1) %	(10.9) %
Latin America	658	14.1%	10.8%	6.4%	3.0%
Total Passenger	9,231	2.9%	2.5%	0.8%	0.4%
Cargo Revenue	183	10.9%
Other Revenue	1,377	4.9%
Total Revenue	10,791	3.3%	2.7%
See Note A for reconciliation of non-GAAP financial measures

September 2017 Quarter Guidance

For the September quarter, Delta is expecting its margins to expand relative to prior year, as unit revenue improvement continues and fuel prices and non-fuel cost pressures moderate.

3Q17 Forecast
Operating margin	18% - 20%
Fuel price, including taxes and refinery impact	$1.55 - $1.60
Compared to 3Q16
Passenger unit revenue	Up 2.5% - 4.5%
CASM-Ex, including profit sharing[2]	Up ~4%
Normalized CASM-Ex, including profit sharing[3]	Up ~2%
System Capacity	Up ~2%
See Note A for information about reconciliation of projected non-GAAP financial measures

Cost Performance

Adjusted fuel expense4 decreased $325 million compared to the same period in 2016 as prior year hedge settlements offset higher market fuel prices. Delta’s adjusted fuel price per gallon for the June quarter was $1.66, which includes $0.01 of benefit from the refinery.

CASM-Ex, including profit sharing increased 7.3 percent for the June 2017 quarter compared to the prior year period. Normalized CASM-Ex, including profit sharing increased 5.5 percent versus the prior year period, driven by employee wage increases, product investments, and 1 point of pressure from April’s operational disruption.

Interest expense increased $10 million year-over-year from debt issuances in the March quarter used to fund Delta’s defined benefit pension liabilities.

“The June quarter represented the peak for non-fuel cost pressures this year and we expect our CASM trajectory to moderate to approximately 2 percent for the September quarter as we annualize product investments, improve productivity through upgauging and better asset utilization, and lap one-time costs from last August’s technology outage,” said Paul Jacobson, Delta’s chief financial officer. “Our cost foundation is an essential component of sustainable performance, allowing the benefits of our commercial initiatives to drive margin improvements in the future.”

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Cash Flow, Shareholder Returns, and Adjusted Net Debt

Delta generated $2.8 billion of adjusted operating cash flow and $1.9 billion of free cash flow during the quarter. The company used this strong cash generation to invest nearly $1 billion into the business for aircraft purchases and improvements, facilities upgrades and technology.

In the first half of 2017, Delta contributed $3.5 billion to its defined benefit pension plans, bringing its unfunded pension liability to $6.9 billion, down $3.7 billion versus year-end 2016.

Adjusted net debt at the end of the quarter was $8.4 billion, up $2.3 billion versus year-end 2016 as a result of Delta’s March quarter 2017 unsecured debt issuance.

For the June quarter, the company returned $748 million to shareholders, comprised of $148 million of dividends and $600 million of share repurchases.

June Quarter Results

Special items for the quarter consist primarily of mark-to-market adjustments on fuel hedges.

	GAAP		Adjusted
($ in millions except per share and unit costs)	2Q17	2Q16	2Q17	2Q16
Pre-tax income	1,891	2,350	1,854	1,682
Net income	1,224	1,546	1,201	1,124
Diluted earnings per share	1.68	2.03	1.64	1.47
Operating margin	18.8%	23.2%	18.4%	17.4%
Fuel expense (including regional carriers)	1,687	1,447	1,739	2,064
Average fuel price per gallon	1.61	1.38	1.66	1.97
Consolidated unit cost (CASM/CASM-Ex)	13.23	12.16	10.24	9.54
Operating cash flow	2,386	3,215	2,818	2,615
Total debt and capital leases (adjusted net debt)	9,014	7,804	8,399	6,777

About Delta

Delta Air Lines serves more than 180 million customers each year. In 2017, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the sixth time in seven years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented six consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 334 destinations in 62 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

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End Notes

(1)	Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release to the comparable GAAP metric and provides the reasons management uses those measures.

(2)	CASM - Ex, including profit sharing: In addition to fuel expense, Delta believes adjusting for certain other expenses is helpful to investors because other expenses are not related to the generation of a seat mile. These expenses include aircraft maintenance and staffing services Delta provides to third parties, Delta's vacation wholesale operations and refinery cost of sales to third parties. The amounts excluded were $296 million and $284 million for the June 2017 and June 2016 quarters, and $588 million and $597 million for the six months ended June 30, 2017 and 2016, respectively. Management believes this methodology provides a more consistent and comparable reflection of Delta's airline operations

(3)	Normalized cost comparisons: Delta’s new pilot contract was ratified on December 1, 2016 and was retroactive to January 1, 2016. As a result, Delta recognized $475 million in retroactive wages and other benefits in the December 2016 quarter. Prior year cost comparisons are normalized for the portion of the pilot contract expense recognized in the December quarter 2016 attributable to the June quarter 2016. On a normalized basis, approximately $107 million of this amount related to the June 2016 quarter. We believe that adjusting this period allows investors to better understand and analyze the company's core operational performance on a year-over-year basis.

(4)	Adjusted fuel expense reflects, among other things, the impact of mark-to-market (“MTM”) adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. See Note A for a reconciliation of adjusted fuel expense and average fuel price per gallon to the comparable GAAP metric.

Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the effects of terrorist attacks or geopolitical conflict; the cost of aircraft fuel; the impact of fuel hedging activity including rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the performance of our significant investments in airlines in other parts of the world; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements could have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub, gateway, or key airports; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; uncertainty in economic conditions and regulatory environment in the United Kingdom leading up to and following the exit of the United Kingdom from the European Union; and the effects of the rapid spread of contagious illnesses. Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of July 13, 2017, and which we have no current intention to update.

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DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
(in millions, except per share data)	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Operating Revenue:
Passenger:
Mainline	$7,699	$7,471	$228	3%	$14,103	$13,915	$188	1%
Regional carriers	1,532	1,499	33	2%	2,816	2,817	(1)	–%
Total passenger revenue	9,231	8,970	261	3%	16,919	16,732	187	1%
Cargo	183	165	18	11%	343	327	16	5%
Other	1,377	1,312	65	5%	2,677	2,639	38	1%
Total operating revenue	10,791	10,447	344	3%	19,939	19,698	241	1%

Operating Expense:
Salaries and related costs	2,616	2,391	225	9%	5,089	4,702	387	8%
Aircraft fuel and related taxes	1,448	1,228	220	18%	2,688	2,455	233	9%
Regional carriers expense
Fuel	239	219	20	9%	481	386	95	25%
Other	842	877	(35)	(4)%	1,710	1,716	(6)	–%
Depreciation and amortization	535	470	65	14%	1,075	956	119	12%
Contracted services	543	484	59	12%	1,066	960	106	11%
Aircraft maintenance materials and outside repairs	475	446	29	7%	993	895	98	11%
Passenger commissions and other selling expenses	458	437	21	5%	862	825	37	4%
Landing fees and other rents	379	376	3	1%	744	724	20	3%
Passenger service	271	221	50	23%	491	410	81	20%
Profit sharing	338	324	14	4%	489	596	(107)	(18)%
Aircraft rent	86	66	20	30%	170	132	38	29%
Other	533	485	48	10%	1,000	978	22	2%
Total operating expense	8,763	8,024	739	9%	16,858	15,735	1,123	7%

Operating Income	2,028	2,423	(395)	(16)%	3,081	3,963	(882)	(22)%

Non-Operating Expense:
Interest expense, net	(103)	(93)	(10)	11%	(197)	(200)	3	(2)%
Miscellaneous, net	(34)	20	(54)	NM	(78)	21	(99)	NM
Total non-operating expense, net	(137)	(73)	(64)	88%	(275)	(179)	(96)	54%

Income Before Income Taxes	1,891	2,350	(459)	(20)%	2,806	3,784	(978)	(26)%

Income Tax Provision	(667)	(804)	137	(17)%	(979)	(1,292)	313	(24)%

Net Income	$1,224	$1,546	$(322)	(21)%	$1,827	$2,492	$(665)	(27)%

Basic Earnings Per Share	$1.68	$2.04			$2.51	$3.25
Diluted Earnings Per Share	$1.68	$2.03			$2.50	$3.23

Basic Weighted Average Shares Outstanding	728	758			728	766
Diluted Weighted Average Shares Outstanding	731	763			731	772

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DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	Change		2017	2016	Change
Consolidated:
Revenue passenger miles (millions)	57,575	56,415	2.1%		105,527	104,140	1.3%
Available seat miles (millions)	66,227	65,979	0.4%		124,098	124,124	-%
Passenger mile yield (cents)	16.03	15.90	0.8%		16.03	16.07	(0.2%	)
Passenger revenue per available seat mile (cents)	13.94	13.59	2.5%		13.63	13.48	1.1%
Total revenue per available seat mile (cents)	16.29	15.83	2.9%		16.07	15.87	1.3%
TRASM, excluding refinery- see Note A (cents)	16.19	15.76	2.7%		15.96	15.77	1.3%
Operating cost per available seat mile (cents)	13.23	12.16	8.8%		13.58	12.68	7.1%
CASM-Ex, including profit sharing - see Note A (cents)	10.24	9.54	7.3%		10.56	9.91	6.6%
Passenger load factor	86.9%	85.5%	1.4 pts		85.0%	83.9%	1.1 pts
Fuel gallons consumed (millions)	1,047	1,046	0.1%		1,965	1,976	(0.6%	)
Average price per fuel gallon	$1.61	$1.38	16.7%		$1.61	$1.44	11.8%
Average price per fuel gallon, adjusted - see Note A	$1.66	$1.97	(15.7%	)	$1.68	$1.67	0.6%
Number of aircraft in fleet, end of period	986	944	42
Full-time equivalent employees, end of period	87,263	84,791	2.9%

Mainline:
Revenue passenger miles (millions)	52,135	50,847	2.5%		95,209	93,633	1.7%
Available seat miles (millions)	59,611	59,173	0.7%		111,100	110,883	0.2%
Operating cost per available seat mile (cents)	12.79	11.60	10.3%		13.09	12.18	7.5%
CASM-Ex, including profit sharing - see Note A (cents)	9.94	9.10	9.2%		10.22	9.49	7.7%
Fuel gallons consumed (millions)	893	891	0.2%		1,665	1,675	(0.6%	)
Average price per fuel gallon	$1.61	$1.37	17.5%		$1.61	$1.46	10.3%
Average price per fuel gallon, adjusted - see Note A	$1.67	$2.06	(18.9%	)	$1.69	$1.74	(2.9%	)
Number of aircraft in fleet, end of period	847	822	25

Note: except for full-time equivalent employees and number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

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DELTA AIR LINES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	June 30,
(in millions)	2017	2016
Cash Flows From Operating Activities:
Net income	$1,224	$1,546
Depreciation and amortization	535	470
Hedge derivative contracts	(1)	(414)
Deferred income taxes	651	791
Pension, postretirement and postemployment payments greater than expense	(602)	(61)
Changes in:
Hedge margin	–	427
Air traffic liability	(45)	(33)
Profit sharing	338	324
Other working capital changes, net	286	165
Net cash provided by operating activities	2,386	3,215

Cash Flows From Investing Activities:
Property and equipment additions:
Flight equipment, including advance payments	(697)	(880)
Ground property and equipment, including technology	(291)	(166)
Net redemptions (purchases) of short-term investments	(4)	(80)
Other, net	14	14
Net cash used in investing activities	(978)	(1,112)

Cash Flows From Financing Activities:
Payments on long-term debt and capital lease obligations	(276)	(690)
Repurchases of common stock	(600)	(1,026)
Cash dividends	(148)	(103)
Fuel card obligation	7	(137)
Other, net	(57)	(193)
Net cash used in financing activities	(1,074)	(2,149)

Net Increase (Decrease) in Cash and Cash Equivalents	334	(46)
Cash and cash equivalents at beginning of period	1,907	1,708
Cash and cash equivalents at end of period	$2,241	$1,662

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DELTA AIR LINES, INC.

Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in millions)	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$2,241	$2,762
Short-term investments	747	487
Accounts receivable, net	2,164	2,064
Fuel inventory	537	519
Expendable parts and supplies inventories, net	401	372
Prepaid expenses and other	1,087	1,247
Total current assets	7,177	7,451

Property and Equipment, Net:
Property and equipment, net	25,367	24,375

Other Assets:
Goodwill	9,794	9,794
Identifiable intangibles, net	4,855	4,844
Deferred income taxes, net	2,077	3,064
Other noncurrent assets	2,545	1,733
Total other assets	19,271	19,435
Total assets	$51,815	$51,261

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt and capital leases	$1,098	$1,131
Air traffic liability	6,365	4,626
Accounts payable	2,726	2,572
Accrued salaries and related benefits	2,259	2,924
Frequent flyer deferred revenue	1,726	1,648
Other accrued liabilities	2,457	2,338
Total current liabilities	16,631	15,239

Noncurrent Liabilities:
Long-term debt and capital leases	7,916	6,201
Pension, postretirement and related benefits	9,623	13,378
Frequent flyer deferred revenue	2,281	2,278
Other noncurrent liabilities	1,885	1,878
Total noncurrent liabilities	21,705	23,735

Commitments and Contingencies
Stockholders' Equity	13,479	12,287
Total liabilities and stockholders' equity	$51,815	$51,261

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Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. The Company does not reconcile forward looking non-GAAP financial measures because MTM adjustments and settlements will not be known until the end of the period and could be significant.

Pre-Tax Income and Net Income, adjusted. We adjust for the following items to determine pre-tax income and net income, adjusted, for the reasons described below:

Mark-to-Market ("MTM") adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to understand and analyze our core operational performance in the periods shown.

Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in non-operating expense. We adjust for Virgin Atlantic's MTM adjustments to allow investors to understand and analyze the company’s core financial performance in the periods shown.

Income tax. We included the income tax effect of adjustments when presenting net income, adjusted. We believe that presenting the income tax effect of adjustments allows investors to understand and analyze the company’s core financial performance in the periods shown.

	Three Months Ended			Three Months Ended
	June 30, 2017			June 30, 2017
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$1,891	$(667)	$1,224	$1.68
Adjusted for:
MTM adjustments and settlements	(52)	19	(33)
Virgin Atlantic MTM adjustments	15	(5)	10
Total adjustments	(37)	14	(23)	(0.04)
Non-GAAP	$1,854	$(653)	$1,201	$1.64
Year-over-year change	172

	Three Months Ended			Three Months Ended
	June 30, 2016			June 30, 2016
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$2,350	$(804)	$1,546	$2.03
Adjusted for:
MTM adjustments and settlements	(617)	227	(390)
Virgin Atlantic MTM adjustments	(51)	19	(32)
Total adjustments	(668)	246	(422)	(0.56)
Non-GAAP	$1,682	$(558)	$1,124	$1.47

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Operating Margin, adjusted. We adjust for the following items to determine operating margin, adjusted, as described below. Adjusting for these items allows investors to understand and analyze our core operational performance in the periods shown:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period.

Refinery sales. Delta's refinery segment provides jet fuel to the airline segment from its own production and from jet fuel obtained through agreements with third parties. Activities of the refinery segment are primarily for the benefit of the airline. However, from time to time, the refinery sells fuel by-products to third parties. These sales are recorded gross within other revenue and other operating expense.

Pilot contract impact, normalized. Delta’s new pilot contract was ratified on December 1, 2016 and was retroactive to January 1, 2016. As a result, Delta recognized $380 million in retroactive wages and other benefits in the December 2016 quarter. On a normalized basis, approximately $107 million of this amount related to the June 2016 quarter.

	Three Months Ended
	June 30,
	2017	2016
Operating margin	18.8%	23.2%
Adjusted for:
MTM adjustments and settlements	(0.5)%	(5.9)%
Refinery sales	0.1%	0.1%
Operating margin, adjusted	18.4%	17.4%
Pilot contract impact, normalized	–%	(1.1)%
Operating margin, adjusted, including pilot contract impact, normalized	18.4%	16.3%

Total Revenue Per Available Seat Mile "TRASM", excluding refinery. We adjust TRASM for refinery sales to third parties to determine TRASM, adjusted because these revenues are not related to our airline segment. TRASM, adjusted therefore provides a more meaningful comparison of revenue from our airline operations to the rest of the airline industry.

	Three Months Ended	Three Months Ended
	June 30, 2017	June 30, 2016	Change
TRASM (cents)	16.29	15.83	2.9%
Adjusted for:
Third party refinery sales	(0.10)	(0.07)
TRASM, excluding refinery	16.19	15.76	2.7%

	Six Months Ended	Six Months Ended
	June 30, 2017	June 30, 2016
TRASM (cents)	16.07	15.87
Adjusted for:
Third party refinery sales	(0.11)	(0.10)
TRASM, excluding refinery	15.96	15.77

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Fuel expense, adjusted and Average fuel price per gallon, adjusted. The tables below show the components of fuel expense, including the impact of the refinery segment and airline segment hedging on fuel expense and average price per gallon. We then adjust for MTM adjustments and settlements for the reason described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to understand and analyze our core operational performance in the periods shown.

Consolidated:

			Average Price Per Gallon
	Three Months Ended		Three Months Ended
	June 30,		June 30,
(in millions, except per gallon data)	2017	2016	2017	2016
Fuel purchase cost	$1,676	$1,440	$1.60	$1.37
Airline segment fuel hedge impact	17	(3)	0.02	–
Refinery segment impact	(6)	10	(0.01)	0.01
Total fuel expense	$1,687	$1,447	$1.61	$1.38
MTM adjustments and settlements	52	617	0.05	0.59
Total fuel expense, adjusted	$1,739	$2,064	$1.66	$1.97
Year-over-year change	$(325)

	Six Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per gallon data)	2017	2016	2017	2016
Fuel purchase cost	$3,207	$2,533	$1.63	$1.28
Airline segment fuel hedge impact	12	270	0.01	0.14
Refinery segment impact	(50)	38	(0.03)	0.02
Total fuel expense	$3,169	$2,841	$1.61	$1.44
MTM adjustments and settlements	136	462	0.07	0.23
Total fuel expense, adjusted	$3,305	$3,303	$1.68	$1.67

Mainline:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Mainline average price per gallon	$1.61	$1.37	$1.61	$1.46
MTM adjustments and settlements	0.06	0.69	0.08	0.28
Mainline average price per gallon, adjusted	$1.67	$2.06	$1.69	$1.74

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Non-Fuel Unit Cost or Cost per Available Seat Mile, Including Profit Sharing ("CASM-Ex"). We adjust CASM for the following items to determine CASM-Ex, including profit sharing for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to understand and analyze our non-fuel costs and year-over-year financial performance.

Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations, and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

Pilot contract impact, normalized. Delta’s new pilot contract was ratified on December 1, 2016 and was retroactive to January 1, 2016. As a result, Delta recognized $380 million in retroactive wages and other benefits in the December 2016 quarter. On a normalized basis, approximately $107 million of this amount related to the June 2016 quarter.

Consolidated CASM-Ex:

	Three Months Ended			Six Months Ended
	June 30, 2017	June 30, 2016	Change	June 30, 2017	June 30, 2016
CASM (cents)	13.23	12.16		13.58	12.68
Adjusted for:
Aircraft fuel and related taxes	(2.55)	(2.19)		(2.55)	(2.29)
Other expenses	(0.44)	(0.43)		(0.47)	(0.48)
CASM-Ex	10.24	9.54	7.3%	10.56	9.91
Adjusted for:
Pilot contract impact, normalized	–	0.16
CASM-Ex, adjusted for pilot contract impact, normalized	10.24	9.70	5.5%

Mainline CASM-Ex:

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Mainline CASM (cents)	12.79	11.60	13.09	12.18
Adjusted for:
Aircraft fuel and related taxes	(2.41)	(2.08)	(2.40)	(2.21)
Other expenses	(0.44)	(0.42)	(0.47)	(0.48)
Mainline CASM-Ex	9.94	9.10	10.22	9.49

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Operating Cash Flow, adjusted. We adjusted operating cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for capital expenditures, debt service or general corporate initiatives. Adjustments include:

Pension contribution. In the second quarter, we contributed $500 million to our pension plans using net proceeds from our debt issuance. We adjusted operating cash flow to exclude this contribution to allow investors to understand the cash flows related to our core operations in the periods shown.

Hedge deferrals, including early settlements. During the March 2015 quarter, we effectively deferred settlement of a portion of our fuel hedge portfolio by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2015 and require approximately $300 million in cash payments in 2016. During the March 2016 quarter, we further deferred settlement of a portion of our hedge portfolio until 2017 by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2016 and require approximately $300 million in cash payments in 2017. Additionally, during the June 2016 quarter, we early terminated certain of our outstanding deferral transactions and made cash payments of $170 million, including normal settlements. Operating cash flow is adjusted to include the impact of these deferral transactions in order to allow investors to understand the net impact of hedging activities in the periods shown.

Hedge margin and other. Operating cash flow is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to understand and analyze the company’s core operational performance in the periods shown.

	Three Months Ended	Three Months Ended
(in millions)	June 30, 2017	June, 2016
Net cash provided by operating activities (GAAP)	$2,386	$3,215
Adjustments:
Pension contribution	500	–
Hedge deferrals, including early settlements	(68)	(170)
Hedge margin and other	–	(430)
Net cash provided by operating activities, adjusted	$2,818	$2,615

Free Cash Flow. We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Adjustments include:

Pension contribution. In the second quarter, we contributed $500 million to our pension plans using net proceeds from our debt issuance. We adjusted free cash flow to exclude this contribution to allow investors to understand the cash flows related to our core operations in the period shown.

Hedge deferrals. During the March 2016 quarter, we deferred settlement of a portion of our hedge portfolio until 2017 by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2016 and require approximately $300 million in cash payments in 2017. Free cash flow is adjusted to include the impact of these deferral transactions in order to allow investors to understand the net impact of hedging activities in the period shown.

Three Months Ended
(in millions)	June 30, 2017
Net cash provided by operating activities	$2,386
Net cash used in investing activities	(978)
Adjustments:
Pension contribution	500
Hedge deferrals	(68)
Net purchases of short-term investments and other	14
Total free cash flow	$1,854

Adjusted Net Debt. Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted debt by cash, cash equivalents and short-term investments, and hedge margin receivable, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile. Management has reduced adjusted debt by the amount of hedge margin receivable, which reflects cash posted to counterparties, as we believe this removes the impact of current market volatility on our unsettled hedges and represents the continued progress we have made on our debt initiatives.

(in millions)	June 30, 2017		June 30, 2016		December 31, 2016
Debt and capital lease obligations	$9,014		$7,804		$7,332
Plus: unamortized discount, net and debt issuance costs	108		112		104
Adjusted debt and capital lease obligations		$9,122		$7,916		$7,436
Plus: 7x last twelve months' aircraft rent		2,265		1,834		1,995
Adjusted total debt		11,387		9,750		9,431
Less: cash, cash equivalents and short-term investments		(2,988)		(2,951)		(3,249)
Less: hedge margin receivable		–		(22)		(38)
Adjusted net debt		$8,399		$6,777		$6,144

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